EXHIBIT 99.10
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of February 10, 2007, among ProLogis, a Maryland real estate investment trust (the “Company”), and each of the Persons identified on the signature pages hereto (each, an “Investor” and together, the “Investors”).
     WHEREAS, the Company, and certain of the Investors have entered into a Share Purchase Agreement, dated the date hereof (the “Purchase Agreement”), and certain of the Investors have entered into certain Termination and Compensation Agreements, each dated the date hereof (collectively with the Purchase Agreement, the “Transaction Agreements”), pursuant to which the Investors received and may receive in the future common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”);
     WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the Common Shares to be acquired by the Investors pursuant to the Transaction Agreements.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1. DEFINITIONS.
     As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate”: with regard to a Person, a Person that controls, is controlled by, or is under common control with, such original Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
     “Commission”: the Securities and Exchange Commission or any other applicable Federal agency at the time administering the Securities Act.
     “Company”: as defined in the preamble, and shall include, where the context requires any Person into which the Company is merged or with which the Company is consolidated.
     “Demand Registration”: an effective registration pursuant to a request made by the Investors pursuant to Section 2.1.
     “Exchange Act”: the Securities Exchange Act of 1934, as amended.
     “Overhang Risk”: a substantial risk that the sale of some or all of the Shares sought to be sold will substantially reduce the proceeds or price per Share to be derived from the sale.

     “Person”: an individual, partnership, corporation, company (including a limited liability company), trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Shares”: the Common Shares issued or to be issued to the Investors pursuant to Transaction Agreements, including, without limitation, Common Shares issued pursuant to Schedule 4 (other than Part 4 thereof) of the Purchase Agreement, and any other securities that subsequently may be issued or issuable by the Company as a result of a stock split or dividend or other similar transaction involving the Shares and any securities into which the Shares may thereafter be changed or exchanged as a result of the reincorporation of the Company or merger, consolidation, recapitalization or other similar transaction.
     “Shelf Registration Statement”: the Company’s automatic shelf registration statement on Form S-3 (No. 333-132616) filed with the Commission on March 22, 2006 or any renewal or replacement thereof. Additionally, a “Shelf Registration” refers to an effective registration under Rule 415 of the Securities Act pursuant to the Shelf Registration Statement.
     “Violation”: as defined in Section 3.2(a).
2. REGISTRATION RIGHTS.
     2.1 Demand Registration. During the period the Company is required to keep the Shelf Registration Statement effective pursuant to Section 2.2 below, if the Company does not keep the Shelf Registration Statement effective, or the Company is no longer eligible to use the Shelf Registration Statement, to register the resale of the Shares pursuant to Rule 415 under the Securities Act, the Investors holding a majority of the Shares may request the Company to file, and the Company agrees to file, a registration statement to register the resale of some or all of the Investors’ Shares, which registration statement will contemplate the ability of the Investors to engage in an underwritten offering. The Investors as a group shall be entitled to two Demand Registrations, but no more than one in any 12-month period. The Company’s obligations in this Section 2.1 are subject to Section 2.3.
     2.2 Shelf Registration. (a) The Company shall maintain the effectiveness of the Shelf Registration Statement until the earlier of (i) such time as the Investors no longer own any of the Shares issued or to be issued pursuant to the Transaction Agreements and (ii) the date on which all Shares owned by or to be issued to the Investors pursuant to the Transaction Agreements are eligible for resale without restriction pursuant to Rule 144 under the Securities Act. Within 30 days following the date of this Agreement and from time to time thereafter, the Company shall file with the Commission a prospectus supplement to register the resale of the Investors’ Shares. Each participating Investor agrees to provide in a timely manner information regarding any proposed distribution by such Investor of the Shares covered by such prospectus supplement and such other information reasonably requested by the Company in connection with preparation of and for inclusion in the prospectus supplement. During the effectiveness of the Shelf Registration Statement or a Demand Registration Statement, the Investors shall be entitled, upon at least 30 days’ (in the case of an underwritten offering) or 5 business days’ (in all other cases)

prior written notice to the Company, to sell such number of Shares as are then registered pursuant to such registration statement. The Investors shall also give the Company prompt written notice of the consummation of such sale. The Company’s obligations in this Section 2.2 are subject to Section 2.3.
     (b) Without limiting the remedies available to the Investors, the Company acknowledges that any failure by it to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Investors for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Investor may obtain such relief as may be required to specifically enforce the Company’s obligations under this Section 2.
     2.3 Company’s Ability to Postpone. The Company shall have the right to postpone the filing or effectiveness of a registration statement under Section 2.1 and each proposed sale of Shares by the Investors under an effective registration statement, for a reasonable period of time (not exceeding 90 days (whether or not consecutive) in any 12-month period) (the “Blackout Period”) if the Company furnishes the Investors with a certificate signed by the Chief Executive Officer of the Company stating that he, in his good faith judgment, has determined that effecting the registration or sale at such time would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which could reasonably be expected to have a material adverse effect upon the Company; provided, however, that notwithstanding anything herein to the contrary, the Company shall only be entitled to exercise its rights under this Section 2.4 on one occasion during any 6-month period.
     2.4 Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration, and/or maintain the effectiveness of the registration, of any of the Shares under the Securities Act, the Company shall use its best efforts to effect the registration and the sale of such Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
     (a) in the case of the Shelf Registration Statement, use its reasonable efforts to cause such registration statement to remain effective during the period the Company is required to keep the Shelf Registration Statement effective pursuant to Section 2.2 above;
     (b) in the case of a Shelf Registration, before filing the prospectus supplement relating to the resale of the Shares by the Investors, the Company shall afford the Investors and their counsel a reasonable opportunity to review the prospectus supplement proposed to be filed. The Company shall not file any prospectus supplement in respect of which the Investors or their counsel shall reasonably object in a timely manner;
     (c) in the case of a Demand Registration, no later than 60 days after a request for a Demand Registration, prepare and file with the Commission a registration statement with respect to such Shares and use its reasonable efforts to cause such registration statement to become effective and remain effective during the period the Company is required to keep the registration statement effective pursuant to Section 2.2 above; provided, that, in the case of such Demand Registration, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Investors copies of all such documents proposed to be filed, to the extent specifically requested by such counsel, including documents that are to be incorporated by reference into the registration statement, amendment or supplement and shall afford the Investors, their counsel and the underwriters a reasonable opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Demand Registration Statement or any amendments or supplements thereto in respect of which the Investor, their counsel or the underwriters shall reasonably object in a timely manner;
     (d) notify the Investors (i) when a registration statement related to a Demand Registration has been filed and when it has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Demand Registration or for additional information after the Demand Registration has become effective, and (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a registration statement with respect to the resale of Shares or the qualification of the Shares in any jurisdiction described in Section 2.4(g) hereof or the initiation of any proceedings for that purpose;
     (e) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement whenever the Investors shall desire to sell or otherwise dispose of the same;
     (f) furnish to the Investors and to each underwriter, if any, without charge, such numbers of copies of the registration statement, each amendment or supplement thereto, a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request, in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;
     (g) use its reasonable efforts to register and qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Investors shall reasonably request, and do any and all other acts and things reasonably requested by the Investors to assist it to consummate the public sale or other disposition in such jurisdictions within the United States of the Shares owned by the Investors, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;
     (h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
     (i) if the Investors intend to dispose of their Shares through an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in a form reasonably satisfactory to the underwriter and the Company, with the managing underwriter of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a “comfort letter” from the independent public accountants to the Company in a form reasonably satisfactory to the underwriter and the Company for such underwritten offering;
     (j) upon receipt of written notice, pursuant to Section 2.2 hereof, from the Investors of their intention to sell Shares, notify the Investors of the happening of any event of which it has knowledge as a result of which the prospectus included in the registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Investors (subject to the Company’s ability to postpone such filing pursuant to Section 2.3 hereof), the Company shall prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, that the Investors shall refrain from selling any Shares until such supplement or amendment to the prospectus has been filed;
     (k) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;
     (l) in the case of any underwritten offering, make the Company’s executive officers available in the United States for up to 5 business days for presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with the underwriters and their counsel and road shows); and provide the Investors, the underwriter and their respective counsel and accountants such access to its books and records, all as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act;
     (m) use its reasonable efforts to list the Shares on any securities exchange on which the Shares are then listed, if the listing of such Shares is then permitted under the rules of such exchange; and to maintain the approval of the Shares for listing on such exchange;
     (n) cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends and registered in such name as the Investors may reasonably request at least two business days prior to the closing of any sale of Shares made hereunder;
     (o) with a view to making available to the Investors the benefits of Rule 144 under the Securities Act (or any successor rule) and any other rule or regulation of the Commission that may at any time permit the Investors to sell Shares to the public without registration: (i) make and keep current public information available, as that term is understood and defined in Rule 144, until the expiration of the period during which the Company is required to register the Shares pursuant to Section 2.2; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange, and (iii) furnish to each Investor upon request, as long as such Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) copies of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the Commission that permits the selling of any such Shares without registration; and
     (p) upon the request of the Investors, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Shares so registered.
     2.5 Underwritten Offering.
     (a) If the proposed sale by the Investors in a Demand Registration or Shelf Registration is an underwritten offering, the Investors shall enter into an underwriting agreement in customary and usual form with the managing underwriter selected for such underwriting by the Investors. Each Investor hereby agrees that it may not participate in any underwritten offering hereunder unless it (i) agrees to sell its Shares on the basis provided in the underwriting agreement and (ii) completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of the underwriting agreement or by the Company.
     (b) If the managing underwriter in an underwritten offering advises that the number of Shares sought to be included in such offering would create an Overhang Risk, then the number of Shares to be sold by the Investors participating in such offering shall be reduced to the number of Shares recommended by the managing underwriter on a pro rata basis with other shareholders entitled to participate in such offering.
     (c) The Investors may not make more than one underwritten offering whether pursuant to a Demand Registration or Shelf Registration. For this purpose, “underwritten offerings” do not include block purchases from the Investors by brokers or dealers without any marketing efforts by the Company or the Investors.
     (d) The Investors holding the majority of the Shares then remaining shall select the managing underwriter for an underwritten offering.
3. PROVISIONS APPLICABLE TO REGISTRATION RIGHTS.
     3.1 Expenses.
     (a) The Company shall pay all the Registration Expenses (as defined below) incident to performance of or compliance by the Company with this Agreement, including Shelf Registration or Demand Registration filed pursuant hereto (including any amendments or supplements thereto). Except as provided herein, each Investor shall be responsible for underwriters’ discounts or commissions or fees or fees of placement agents.
     (b) The “Registration Expenses” shall consist of all expenses incurred in the Shelf Registration or any Demand Registration (or any attempted Demand Registration that is not consummated), including, without limitation, (i) the expenses of its counsel, including fees and expenses related to the preparation, printing and distribution of the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, (ii) any necessary accounting expenses, including any special audits which shall be necessary to comply with governmental requirements in connection with any such registration, including the expense related to any comfort letters, (iii) expenses of complying with the securities or blue sky laws of any jurisdictions, (iv) reasonable fees and disbursements of one counsel for all Investors in connection with registration of the sale of the Shares hereunder (it being understood that such fees and disbursements shall not include any fees and disbursements of counsel relating to the negotiation or execution of this Agreement or any of the Transaction Agreements); (vi) Commission and self-regulatory organization registration and filing fees, and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with the registration.
     3.2 Indemnification.
     (a) Indemnity by Company. Without limitation of any other indemnity provided to the Investors, to the extent permitted by law, the Company will indemnify and hold harmless the Investors, the Affiliates, officers, directors and partners of the Investors, each underwriter (as defined in the Securities Act), and each Person, if any, who controls the Investors or an underwriter (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any other violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse the Investors and their Affiliates, officers, directors or partners, underwriter and controlling person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable to the Investors in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investors or any Affiliate, officer, director, partner or controlling person thereof as provided in section 3.2(b) below;
     (b) Indemnity by the Investors. In connection with any registration statement in which the Investors are participating, the Investors will furnish to the Company in writing such reasonably necessary information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in any information furnished in writing to the Company by the Investors stated to be specifically for use in such registration statement or prospectus (the furnishing of such reasonably necessary information by the Investors being a condition precedent to the Company’s obligation to cause the registration statement to become effective); provided, that the obligation to indemnify will be several and not joint with any other Person and will be limited to the net amount received by the Investors from the sale of Shares, pursuant to such registration statement.
     (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 3.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.2 only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 3.2. No indemnifying or indemnified party shall, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 3.2 (whether or not the other party is an actual or potential party thereto), unless such settlement, compromise or consent: (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 3.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount an Investor shall be obligated to contribute pursuant to this Section 3.2(d) shall be limited to an amount equal to the proceeds to such Investor of the Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).
     (e) Survival of Indemnity. The indemnification provided by this Section 3.2 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.
     3.3 Investors Status and Responsibilities. The Investors acknowledge the limitations that may be imposed upon the Investors under Section 10 of the Exchange Act and the rules and regulations thereunder in connection with the Investors’ sale or transfer of Shares and agrees to sell or transfer any such Shares only subject to any such applicable limitations.
4. MISCELLANEOUS.
     4.1 Amendment; Termination. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto. This Agreement shall terminate when the Investors no longer own any Shares.
     4.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or email (which is confirmed) or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:
If to the Company, addressed as follows:

4545 Airport Way
Denver, Colorado 80239
Attention: Edward S. Nekritz
Facsimile No.: (303) 567-5761
Email: enekritz@prologis.com

with a copy to:

Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Michael T. Blair
Facsimile No.: (312) 706-8108
Email: mblair@mayerbrownrowe.com

If to the Investors, addressed as set forth on Schedule A hereto:
     or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.
     4.3 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
     4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.5 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Underscored references to Articles, Sections or Subsections shall refer to those portions of this Agreement.
     4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.
     4.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In the event that any transferee of the Investors shall acquire Shares in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if applicable, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.
     4.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
     4.9 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.
     4.10 Reorganization. In connection with any merger, consolidation, sale of all or substantially all of the Company’s assets, the Company will use its best efforts to take such actions, or to cause the other party to such transaction to take such actions, to ensure that the parties hereto have, immediately after consummation of such transaction, substantially the same rights in respect of such other Person or the Company, as applicable, as they may have immediately prior to consummation of such transaction in respect of the Company under this Agreement.
* * * * *

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

PROLOGIS
By:	/s/ Edward Nekritz
	Name:	Edward Nekritz
	Title:	Managing Director and General Counsel

INVESTORS:

/s/ John Charles Cutts
John Charles Cutts

JC Cutts Children’s Settlement Trust
By:	/s/ John Charles Cutts
	Name:	John Charles Cutts
	Title:	Trustee

Paragon Holdings Limited
By:	/s/ Allen Quenauit
	Name:	Allen Quenauit
	Title:	Director

Parlen Investments SA
By:	Allen Quenauit
	Name:	Allen Quenauit
	Title:	Power of Attorney dated 5th February 2007 in presence of J.V. Baron

Kyla Commercial Services Ltd
By:	/s/ Allen Quenauit
	Name:	Allen Quenauit
	Title:	Director

Westview Investment Holdings Limited
By:	/s/ JV Baron		/s/ JM Scott
	Name:	JV Baron	JM Scott
	Title:	Director	Director

/s/ Steven Anthony Ferris
Steven Anthony Ferris

/s/ Piotr Michalski
Piotr Michalski

/s/ Hans A. van Luijken
Hans A. van Luijken

SCHEDULE A
INVESTORS’ NOTICE ADDRESSES
John Charles Cutts
Tudor Gables
Old Warwick Road
Lapworth, Solihull B94 6AY

Trustee of JC Cutts Children’s Settlement Trust
Tudor Gables
Old Warwick Road
Lapworth, Solihull B94 6AY

Paragon Holdings Limited
95-97 Halkett Place
St Helier, Jersey, Channel Islands JE2 4WH

Parlen Investments SA
Belmont
Oaklands Lane
St. Helier
JE2 4JD

Kyla Commercial Services Ltd
Champs des Rues
La Petite Rue
St. Ouen
Jersey
JE3

Westview Investment Holdings Limited
Thomas Edge House
Tunnell Street
St Helier, Jersey, Channel Islands JE2 4LU

Steven Anthony Ferris
Elmers Farm
Church End
Prios Hardwick
Warwickshire CV47 75N

Piotr Michalski
UL Kleczewska 81-
01-826 Warsaw
Poland

Hans A. van Luijken
UL Akacjowa 18
05-506 Magdalenka
Magdalenka — Lesznowola
Poland